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                                                               EXHIBIT 99-(L)(1)

                           [WHITE & CASE LETTERHEAD]

November 9, 2005

The Greater China Fund, Inc.
51 West 52nd Street
New York, New York 10019

Re: The Greater China Fund, Inc.
    Rights Offering for Shares of Common Stock
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Dear Sirs:

We are familiar with the proceedings taken and proposed to be taken by The Greater China Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form N-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the Investment Company Act of 1940, as amended, of transferable rights (the "Rights") entitling the holders thereof to subscribe for and purchase up to 4,214,168 shares of its Common Stock, $.001 par value (the "Offered Shares").

We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

Based on the foregoing, it is our opinion that:

    1. When the Registration Statement has become effective under the Act and the Offered Shares have been duly issued and delivered as described in the Registration Statement, the Offered Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

    2. The statements contained under the captions "The Offer-Federal Income Tax Consequences" in the Prospectus and "Taxation-United States Federal Income Taxes" in the Statement of Additional Information each included as part of the Registration Statement, to the extent that they constitute matters of law or legal conclusions with respect thereto, are accurate in all material respects.

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The foregoing opinion is limited to questions arising under the Federal laws of the United States, and we are expressing no opinions as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Taxation--United States Federal Income Taxes" in the Statement of Additional Information included therein, and under the caption "Validity of Common Stock and Other Legal Matters" in the Prospectus included therein.

Very truly yours,

/s/ White & Case LLP


White & Case LLP

JD:LS:VP

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